EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 30, 2007 relating to the financial statements of The Bralorne Mining Company for the year ended December 31, 2006.

 /s/ Keith K. Zhen

 Keith K. Zhen, CPA

Brooklyn, NY

August 17, 2007